Exhibit 99.2








                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 11-K



ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 -
                  For the fiscal year ended December 31, 1999


                         Commission file number 1-13905
                                                -------



         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                  THE 401(K) PLAN OF THE FORT LOCK CORPORATION
                              3000 North River Road
                           River Grove, Illinois 60171

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            COMPX INTERNATIONAL INC.
                       16825 Northchase Drive, Suite 1200
                            Houston, Texas 77060-2544

                  THE 401(K) PLAN OF THE FORT LOCK CORPORATION


                                      INDEX



                                                                    Page


Signature Page                                                       2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants                            3 - 10

Exhibit I - Consent of Independent Accountants

                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                  THE 401(K) PLAN OF THE FORT LOCK CORPORATION

                            By:  ADMINISTRATIVE COMMITTEE OF
                                 THE 401(K) PLAN OF THE FORT LOCK CORPORATION

                            By:  /s/ Keith A. Johnson
                                 -------------------------------------
                                 Keith A. Johnson
                                 Committee Member


June 15, 2000

                             THE 401(k) PLAN OF THE
                              FORT LOCK CORPORATION

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                                December 31, 1999

                                      with

                        REPORT OF INDEPENDENT ACCOUNTANTS

                  THE 401(k) PLAN OF THE FORT LOCK CORPORATION

            Index of Financial Statements and Supplemental Schedules


                                                                        Page

Report of Independent Accountants                                         2

Financial Statements
   Statements of Net Assets Available for Benefits -
   December 31, 1998 and 1999                                             3

   Statement of Changes in Net Assets Available for Benefits -
   Year ended December 31, 1999                                           4

   Notes to Financial Statements                                         5-9

Supplemental Schedules
   Schedule H - Schedule of Assets Held for Investment Purposes -
   December 31, 1999                                                     10

                        Report of Independent Accountants



To the Administrative Committee of
 The 401(k) Plan of the Fort Lock Corporation

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of The 401(k) Plan of the Fort Lock Corporation (the "Plan") at December 31, 1998 and 1999 and the changes in net assets available for benefits for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                      PricewaterhouseCoopers LLP



May 26, 2000

                  THE 401(k) PLAN OF THE FORT LOCK CORPORATION

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1998 and 1999



                                                         1998             1999
                                                         ----             ----

Assets:

Investments at fair value ......................      $1,375,584      $2,019,618

Contribution receivable:
  Employer .....................................           3,766         245,606

  Participant ..................................          24,189            --
                                                      ----------      ----------

    Net assets available for benefits ..........      $1,403,539      $2,265,224
                                                      ==========      ==========

                  THE 401(k) PLAN OF THE FORT LOCK CORPORATION

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 1999




Additions:
  Investment income:
    Net appreciation in fair value
     of investments ...........................................       $  215,414
    Interest and dividends ....................................          120,458
                                                                      ----------
                                                                         335,872
  Contributions:
    Employer ..................................................          245,606
    Participants ..............................................          367,356
                                                                      ----------
                                                                         612,962

      Total additions .........................................          948,834

Deductions:
  Benefits to participants ....................................           86,845
  Administrative expenses .....................................              304
                                                                      ----------

      Total deductions ........................................           87,149
                                                                      ----------

Net increase in net assets available for benefits .............          861,685

Net assets available for benefits:
  Beginning of year ...........................................        1,403,539
                                                                      ----------

  End of year .................................................       $2,265,224
                                                                      ==========

                  THE 401(k) PLAN OF THE FORT LOCK CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Plan and significant accounting policies:

        General. The following description of The 401(k) Plan of the Fort Lock Corporation (the "Plan"), provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

        The Plan is a defined contribution plan which covers eligible salaried and hourly U.S. employees of Fort Lock Corporation (the "Employer"). Employees are eligible to participate in the Plan as of the first entry date, as defined, concurrent with or next following the completion of one year of employment and attaining 20 years of age. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        The Employer is a 100% wholly-owned subsidiary of CompX International Inc., which is a 64%-owned subsidiary of Valhi, Inc. Valhi is a 93%-owned subsidiary of Contran Corporation. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is sole trustee, or by Mr. Simmons directly. Mr. Simmons, Chairman of the Board and Chief Executive Officer of each of Contran and Valhi, may be deemed to control each of such companies and the Employer.

        Contributions. The Plan permits participants to defer 1% to 15% of their pre-tax annual compensation as contributions, not to exceed a deferral of $10,000 in 1999 (subject to adjustment in future years), through payroll deductions. The Employer's contribution is based upon a profit-sharing formula and the Employer's profit, as defined, during the Plan year. Prior to February 1, 1999, the Plan provided for a discretionary Employer match that was determined by the Company prior to the beginning of the Plan year and could not exceed 1.25% of compensation (as defined in the Plan). The Employer's contribution is allocated to participants' accounts on a percentage or matching basis relative to the participants' contributions for the year. The Employer's contribution is reduced, as provided by the Plan, by nonvested amounts forfeited by participants who withdraw from the Plan. At December 31, 1998 and 1999, unallocated forfeited nonvested accounts were $2,312 and $5,126 respectively. For the years ended December 31, 1998 and 1999 there were no forfeitures allocated to participant accounts.

        Vesting and benefits. Salary deferrals (including earnings thereon) are immediately vested while Employer contributions (including earnings thereon) vest at the rate of 20% per year of service, as defined.

        Upon termination of employment, retirement, death or disability, a participant (or beneficiary, if applicable) may elect to receive either (i) a lump sum amount equal to the vested value of the participant's accounts or (ii) installments over a period of not more than 30 years. With the consent of the Plan administrators, participants can borrow amounts from their vested account balances, subject to certain limitations under the Plan.

        Participants' accounts. Prior to February 25, 1999, participants could direct the Plan administrator to invest, in 5% increments (minimum 10%
investment), their account balances in pooled funds administered by Massachusetts Mutual Life Insurance Company ("MassMutual"). Balances in the MassMutual funds were liquidated on February 25, 2000 and transferred to the Putnam funds described below. The MassMutual investment options were:

        Balanced Fund. Money invested in common stocks, publicly-traded bonds and cash. The percentage invested in these assets will very according to market conditions to enhance returns and minimize risk.

        Core Equity Fund.  Money invested mostly in common stocks.

         Guaranteed Interest Fund. Money invested in MassMutual's general portfolio. This money will receive a rate of interest set by MassMutual at the start of the year.

         Small  Company  Fund.   Money  invested  mostly  in  common  stocks  of
corporations with small market capitalization.

        Effective February 1, 1999 participants could no longer invest in the above four options, but could direct the Plan administrator to invest, in 1% increments, their account balance in publicly-traded registered investment companies or pooled funds administered by Putnam Investments or in CompX International Inc. common stock. Below are the investment fund options available to participants beginning February 1, 1999:

         Putnam Voyager Fund (trading symbol PVOYX) - Aggressively seeks capital appreciation. Invests primarily in common stocks.

         Putnam Vista Fund (PVISX) - Seeks capital appreciation. Invests primarily in common stocks.

         Putnam OTC and Emerging Growth Fund (POEGX) - Seeks capital appreciation. Invests primarily in common stocks of small- to medium-sized "emerging growth" companies traded in the over-the-counter ("OTC") market.

         Putnam Global Growth Fund (PEQUX) - Seeks capital appreciation. Invests primarily in U.S. and international common stocks.

         The George Putnam Fund of Boston (PGEOX) - Seeks to provide a balanced investment which will produce both capital growth and current income. Invests in a diversified group of stocks and bonds.

         Putnam High Yield  Advantage Fund (PHYIX) - Seeks high current  income.
         Invests   primarily   in   high-yielding,   lower-rated   fixed  income
         securities.

         Putnam Diversified Income Fund (PDINX)- Seeks high current income consistent with preservation of capital. Invests primarily in U.S. government, high-yield and international fixed securities.

         Putnam Stable Value Fund - This pooled fund seeks stable principal and relatively high current income. Invests primarily in high-quality fixed-income investments.

         Putnam Asset Allocation Fund (PAEAX) - Growth Portfolio - Seeks capital appreciation. Invests in both stocks and bonds.

         Putnam Asset Allocation Fund (PAEBX) - Balanced Portfolio - Seeks total return. Invests in both stocks and bonds.

         Putnam S&P 500 Index Fund - Seeks to mirror the performance and composition of Standard & Poor's 500 Composite Index.

         Putnam International Growth Fund (PDVSX) - Seeks capital appreciation. Invests in growth and value stocks outside of the United States.

         Equity Income Fund (PEYAX) - Seeks to provide current income by investing primarily in Diversified Portfolio of income - producing equity securities.

         Putnam Asset Allocation Fund (PAECX) - Conservative Portfolio - Seeks total return with preservation of capital. Invests in both stocks and bonds.

         Company Stock Fund - Invests in CompX International Inc. common stock.

        The  above  fund   descriptions   provide  only   general   information.
Participants should refer to the Prospectus of each fund for a more complete description.

        In addition to the Putnam Funds or MassMutual funds prior to February 25, 1999, a "Loan Fund" is maintained to account for loans to participants, as permitted by the Plan. These loans, with interest rates ranging from 8.75% to 10.5%, mature through 2005.

        Plan termination. The Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, in compliance with the provisions of ERISA. In the event the Plan is terminated, the accounts of all participants will become fully vested.

        Basis of accounting. The financial statements of the Plan are prepared in accordance with accounting principles generally accepted in the United States. Valuation of investments is more fully described in Note 2.

        Financial Statement Presentation. On September 15, 1999, the American Institute of Certified Public Accountants issued Statement of Position 99-3, Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters ("SOP 99-3") which, among other things, eliminated previous requirements for defined contribution plans to present plan investments by general type for investment programs. SOP 99-3 is effective for financial statements for Plan years ending after December 15, 1999. Accordingly, the Plan has adopted SOP 99-3 and the accompanying financial statements do not include details of the Plan's participant-directed investment programs.

        Management estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results may, in some instances, differ from previously estimated amounts.

        Risk and uncertainties. The Plan provides for various investment options in a variety of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Plan's statement of net assets available for benefits.

        Expenses of administering the Plan. The Plan provides that the Employer will generally reimburse the Plan for administrative expenses paid by the Plan. The Employer paid a significant portion of the 1999 administrative expenses.

        Tax status. The Plan has been notified by the Internal Revenue Service that it is a qualified plan under Section 401(a) and Section 401(k) of the Internal Revenue Code (the "Code"), and is therefore exempt from federal income taxes under provisions of Section 501(a) of the Code. The Plan has been amended and restated (effective February 1, 1999) since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with applicable requirements of the Code.

Note 2 - Investments:

        General. The assets of the Plan were held and the related investment transactions were executed by MassMutual during the year of 1998 and until February 1999. Starting in February 1999 the assets of the plan were transferred to Putnam Fiduciary Trust Company as trustee (the "Trustee") of the Fort Lock Corporation Master 401(k) Plan Trust (the "Trust"). The related transactions are now executed by Putnam Fiduciary Trust Company. The Trust invests in publicly-traded registered investment companies or pooled funds administered by Putnam Investments and CompX International, Inc. common stock (see Note 1). The Plan's investments are stated at fair value based on quoted market prices and net appreciation (depreciation) for the year is reflected in the Plan's statement of changes in net assets available for plan benefits. The net appreciation (depreciation) consists of realized gains or losses and unrealized appreciation or depreciation on investments.

        The following presents investments that represent 5 percent or more of the Plan's net assets at year end:

                                                              December 31,
                                                          1998            1999
                                                          ----            ----

Putnam Investments Voyager Fund ..................       $   --         $175,318

Putnam Investments OTC and Emerging
 Growth Fund .....................................       $   --         $385,783

Putnam Investments The George Putnam
 Fund of Boston ..................................       $   --         $115,888

Putnam Investments Stable Value Fund
 (pooled fund) ...................................       $   --         $574,578

Putnam Investments S&P 500 Index Fund
 (pooled fund) ...................................       $   --         $292,234

Putnam Investments Equity Income Fund ............       $   --         $304,659

Massachusetts Mutual Funds Company
 Guaranteed Interest Fund ........................       $510,129       $   --

Massachusetts Mutual Funds Company
 Balanced Fund (pooled fund) .....................       $130,740       $   --

Massachusetts Mutual Funds Company
 Core Equity Fund (pooled fund) ..................       $398,174       $   --

Massachusetts Mutual Fund Company
 Small Company Fund (pooled fund) ................       $268,275       $   --


                  THE 401(k) PLAN OF THE FORT LOCK CORPORATION

          SCHEDULE H - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1999


                                                                          Fair
                                                           Cost           value

*Putnam Funds:
  Voyager Fund ...................................     $  140,067     $  175,318
  Vista Fund .....................................         34,566         41,810
  OTC and Emerging Growth Fund ...................        192,558        385,783
  Global Growth Fund .............................         12,372         16,267
  George Putnam Fund .............................        126,517        115,888
  High Yield Advantage Fund ......................            650            652
  Diversified Income Fund ........................         11,892         11,640
  Stable Value Fund ..............................        570,006        574,578
  Asset Allocation Fund - Growth Portfolio .......          1,161          1,211
  Asset Allocation Fund - Balanced Portfolio .....          2,049          2,110
  S&P 500 Index Fund .............................        263,931        292,234
  International Growth Fund ......................         18,036         25,496
  Equity Income Fund .............................        337,681        304,659
*CompX International Inc. common stock ...........          7,369          8,747

*Loans to participants mature through 2005 .......          -             63,225
                                                       ----------     ----------

                                                       $1,718,855     $2,019,618
                                                       ==========     ==========




*party in interest

                                                                       EXHIBIT I




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74821) of CompX International Inc. of our report dated May 26, 2000, relating to the financial statements of The 401(k) Plan of the Fort Lock Corporation, which appears in this Form 11-K.







                                                     PricewaterhouseCoopers LLP





Dallas, Texas
June 15, 2000